November 21, 1996


Securities and Exchange Commission
Office of Filings, Information and
Consumer Services
450 Fifth Street, N.W.
Washington, D.C.  20549-1004


Attn:          Filing Desk
               Mail Stop S1-4


Re:            American Energy & Technology Inc.
                      SEC File No. 0-8155
                    Submission of  Form 8-K


In   accordance  with  current  requirements  of  the  Securities
Exchange  Act, enclosed is copy of Form  8-K.


Yours very truly,


Don P. Caron
Don P. Caron
President

DPC/tjw

Enclosure



               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            Form 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                        November 21, 1996
                        (Date of Report)


               AMERICAN ENERGY & TECHNOLOGY, INC.
      (Exact name of registrant as specified in it charter)


                            Delaware
         (State or other jurisdiction of incorporation)


0-8155                                                 73-0977756
(Commission File Number)          (I.R.S. Employer Identification
                                                             No.)

1500 Midland Walwyn Tower
Edmonton Centre                                           T5J 2Z2
Edmonton, Alberta Canada                            (Postal Code)



                          403-496-9171
       Registrant's telephone number, including area code

ITEM 1.   CHANGE IN CONTROL OF REGISTRANT

          Pursuant to an agreement dated November 6, 1996 (the "Agreement") between American Energy & Technology Inc. and Barrington Global Fund Inc., Barrington purchased
          12.5 million newly issued unregistered share of the Company's common stocks at $0.01 per share. The total purchase price of $125,000 will be used by the Company for working capital and to repay outstanding debts. The purchase of such additional shares by Barrington represents 61.35% of the outstanding common stock of the Company. Prior to the execution of the Agreement, Barrington did not own any of the outstanding common stock of the Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits required by the provisions of Item 601 of Regulation S-K: N/A


          Pursuant to the requirements of the Securities Exchange
          Act  of  1934,   the  registrant has duly  caused  this
          report to be signed on its behalf by the undersigned, thereunto duly authorized.




DATE: November  21, 1996      AMERICAN  ENERGY & TECHNOLOGY INC.


                              PER: Donald P. Caron
                                   DONALD P. CARON, PRESIDENT